 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No 333-275477 on Form F-3 of our report dated March 8, 2023, relating to the combined carve-out financial statements of Toro Corp. Predecessor, appearing in the Annual Report on Form 20-F of Toro Corp. for the fiscal year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

December 22, 2023